UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BEAZER HOMES USA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following FAQ communication was posted to an internal Beazer Homes USA, Inc. webpage on September 3, 2026:

Frequently Asked Questions

1	| Transaction timing and employment continuity

1.	What is the current transaction status, and when is closing expected?

The companies signed a definitive merger agreement on August 6, 2026. Closing is expected in the fourth quarter of 2026, but remains subject to Beazer stockholder approval, regulatory clearance, and other customary conditions. Until closing occurs, Beazer and DFH remain separate companies.

2.	What should employees expect between now and closing?

Continue serving customers, delivering the operating plan, and following Beazer policies, approval authorities, and communication protocols. Integration planning and diligence may require targeted data requests and interviews, but no employee should change systems, contracts, customer commitments, or employment practices unless directed by authorized leadership.

3.	Does the merger agreement guarantee continued employment?

No. The merger agreement does not guarantee employment for any period and does not prevent employment decisions after closing.

4.	When will employees learn whether they have a role in the combined organization?

The current integration approach is to avoid premature promises and align final talent decisions and communications with closing. Where a decision can be responsibly made earlier, leadership will partner with HR to communicate it promptly; otherwise, employees should expect role-specific information at or around closing, followed by phased organizational updates.

2	| Compensation, bonuses and sales compensation

5.	What if a Continuing Employee is terminated before the 2026 bonus is paid?

A Continuing Employee who is terminated by DFH, Beazer, or an affiliate without cause before the payment date remains eligible for the 2026 annual bonus, subject to the merger agreement and applicable plan terms. A voluntary resignation or termination for cause may produce a different result.

6.	When will the 2026 bonus payout rate be known?

The payout will be determined after performance results through September 30, 2026 are finalized and approved under the applicable incentive plan. Employees will receive the communication of results and payment timing once that process is complete.

7.	What happens to base salary, wage rates and target cash incentives after closing?

During the first year after closing, the merger agreement requires base salary or wage rates and target cash incentive opportunities for Continuing Employees to be no less favorable than those provided to similarly situated DFH employees. It does not promise that every current Beazer compensation element will remain unchanged. Any individual change will be communicated directly.

3	| Benefits and retirement

8.	Will benefits change after closing?

Continuing Employees will transition to benefits sponsored by DFH or the surviving company under a formal enrollment and transition process. During the first year after closing, the merger agreement requires employee benefits to be no less favorable than those provided to newly hired, similarly situated DFH employees. Final plan choices, employee contributions, carriers, effective dates, and enrollment instructions will be communicated before the transition.

9.	What healthcare options does DFH currently offer?

DFH currently has three (3) medical option plans, along with dental, vision, life, disability, accident, critical illness, hospital indemnity, HSA/FSA, dependent care, pet insurance, and other voluntary benefits. From an initial comparison, there are some differences from Beazer’s plans, so employees should not select care or make financial decisions until the final transition benefit guide and rates are issued, which is projected to be released on or before November 9, 2026. Employees staying on with DFH will be included in open enrollment for the 2027 benefit plan year with webinars to discuss plan offerings.

10.	Will there be a gap in medical coverage or a reset of deductibles?

The transition should be designed to avoid gaps in coverage. The merger agreement requires commercially reasonable efforts to waive applicable waiting periods and pre-existing-condition limitations and to credit eligible in-year deductibles, copayments, and similar expenses under the replacement plan, subject to the agreement’s limitations and carrier administration.

11.	What should an employee with an ongoing treatment or scheduled procedure do?

Do not cancel or reschedule care based solely on the transaction announcement. Continue using the current Beazer plan until a formal effective date is communicated. Once the transition guide is issued, confirm network status, prior authorization, prescriptions, and continuity-of-care arrangements with the designated benefits team and carrier.

12.	Will Beazer tenure and seniority be recognized?

Yes, in the areas covered by the merger agreement. For applicable DFH benefit plans, Beazer service reflected in company records must generally be treated as DFH service for eligibility, benefit levels, vesting, and accruals, except where recognition would duplicate benefits and for certain excluded plan types. This does not guarantee a particular title, role, reporting line, or compensation outcome.

13.	What happens to the Beazer 401(k), company match and vesting? What happens to an outstanding 401(k) loan? What is DFH’s 401(k) match?

Information will be provided closer to closing.

4	| Severance, retention and talent decisions

14.	Will severance be available if a position is eliminated after closing?

For the applicable protection period, the merger agreement requires a severance or termination arrangement for each Continuing Employee that is no less favorable than the arrangement provided to that employee immediately before closing. Eligibility and benefits will depend on the applicable Beazer plan, agreement, termination circumstances, and release requirements. Employees should receive individualized information if their role is affected. This could occur before or after closing during the Continuation Period.

15.	Will job-placement or outplacement assistance be provided?

No job placement assistance will be provided.

16.	How will DFH decide which employees move into the combined organization?

The planned assessment uses DFH’s talent assessment process utilized in previous combinations.

17.	Are retention programs being considered?

Targeted retention arrangements may be used for critical roles or transition needs, but no broad-based program has been announced. Any offer must be agreed in writing by DFH and communicated individually to the applicable employee and governed by its written terms. Employees should not interpret another employee’s arrangement as establishing general eligibility.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Dream Finders Homes’s and Beazer’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and neither Dream Finders Homes nor Beazer assumes any duty to update forward-looking statements other than as required by law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Dream Finders Homes’s and Beazer’s reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between Dream Finders Homes and Beazer; the outcome of any legal proceedings that may be instituted against Dream Finders Homes or Beazer; the failure of Beazer to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions to the Transaction on a timely basis or at all; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; Dream Finders Homes’s ability to obtain financing and complete the acquisition and integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; negative effects of announcing the Transaction or the consummation of the Transaction on the market price of our common stock, credit ratings or operating results; and the potential impact of announcement of the Transaction or consummation thereof on relationships, including with employees, customers and competitors.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the acquisition described in this communication (the “Transaction”), Beazer intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement (the “Proxy Statement”). The Proxy Statement (if and when available) will be mailed to stockholders of Beazer. INVESTORS AND SECURITY HOLDERS OF BEAZER ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING DREAM FINDERS HOMES, BEAZER, THE TRANSACTION AND RELATED MATTERS. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Beazer by going to Beazer’s website at ir.beazer.com.

Participants in Solicitation

Beazer and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beazer in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Beazer and other persons who may be deemed to be participants in the solicitation of stockholders of Beazer in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in Beazer’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on December 22, 2025 and any subsequent filings with the SEC. In addition, Dream Finders Homes and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beazer in connection with the Transaction. Information about certain of Dream Finders Homes’s directors and executive officers is set forth in Dream Finders Homes’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 16, 2026, Dream Finders Homes’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, and any subsequent filings with the SEC. To the extent that holdings of Beazer’s securities by the directors and executive officers of Beazer have changed from the amounts set forth in the proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Transaction may be obtained by reading the Proxy Statement regarding the Transaction when it becomes available. Free copies of these documents may be obtained as described above and, with respect to the information about Dream Finders Homes’s directors and executive officers, at the Dream Finders Homes’s website at investors.dreamfindershomes.com.